As filed with the U.S. Securities and Exchange Commission on August 5, 2022

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Graham Corporation

(Exact name of registrant as specified in its charter)

Delaware	16-1194720
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

20 Florence Avenue

Batavia, New York 14020

(585) 343-2216

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Graham Corporation Employee Stock Purchase Plan, as Amended

(Full title of the plan)

Christopher J. Thome

Vice President—Finance, Chief Financial Officer,

Chief Accounting Officer and Corporate Secretary

Graham Corporation

20 Florence Avenue

Batavia, NY 14020

(585) 343-2216

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Alexander R. McClean, Esq.

Harter Secrest & Emery LLP

1600 Bausch & Lomb Place

Rochester, NY 14604

(585) 232-6500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (the “Registration Statement”) is being filed by Graham Corporation (the “Company”) to register an additional 200,000 shares (the “Additional Shares”) of the Company’s common stock, $0.10 par value per share (“Common Stock”), issuable under the Graham Corporation Employee Stock Purchase Plan, as amended (the “Plan”). The Additional Shares are in addition to the shares of Common Stock previously registered for issuance under the Plan pursuant to the Company’s Registration Statement on Form S-8 (File No. 333-169015) filed with the Securities and Exchange Commission (the “SEC”) on August 24, 2010 (the “Prior Registration Statement”).

This Registration Statement relates to securities of the same class as that to which the Prior Registration Statement relates, and is submitted in accordance with General Instruction E to Form S-8 regarding registration of additional securities. Pursuant to such instruction, the contents of the Prior Registration Statement are incorporated by reference and made part of this Registration Statement, except to the extent modified, superseded, or amended by the information set forth herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed with the SEC are hereby incorporated by reference in, and shall be deemed to be a part of, this Registration Statement:

•	The Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2022, filed on June 9, 2022 (the “2022 Form 10-K”).

•	The portions of the Company’s Definitive Proxy Statement on Schedule 14A, filed on June 17, 2022, that are incorporated by reference into Part III of the 2022 Form 10-K.

•	The Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2022, filed on August 1, 2022.

•	The Company’s Current Reports on Form 8-K filed on May 27, 2022, June 7, 2022, and August 1, 2022.

•

The Company’s description of its Common Stock contained in the Company’s registration statement on Form 8-A, filed with the SEC on April  21, 2014, including any subsequently filed amendments and reports updating such description (including Exhibit 4.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2019 filed on May 31, 2019).

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) subsequent to the effective date of this Registration Statement (except for the portions thereof furnished or otherwise not filed with the SEC which are deemed not to be incorporated by reference into this Registration Statement), but prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered hereby have been sold or de-registering all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such statement.

Item 8. Exhibits.

Exhibit No.	Description

4.1	Certificate of Incorporation of Graham Corporation, as amended, is incorporated herein by reference from Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2008

4.2	Amended and Restated By-laws of Graham Corporation is incorporated herein by reference from Exhibit 3.1 to the Company’s Current Report on Form 8-K dated July 27, 2022

5.1*	Opinion of Harter Secrest & Emery LLP as to legality is filed herewith

23.1*	Consent of Deloitte & Touche LLP, independent registered public accounting firm of the Company

23.2*	Consent of Harter Secrest & Emery LLP (included in Exhibit 5.1)

24.1*	Power of Attorney (included on the signature pages hereto)

99.1*	Graham Corporation Employee Stock Purchase Plan, as Amended by Amendment No. 1

99.2*	Amendment No. 2 to the Graham Corporation Employee Stock Purchase Plan, as amended

107*	Filing Fee Table

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Batavia, State of New York, on August 5, 2022.

GRAHAM CORPORATION

By:	/s/ Christopher J. Thome
Name:	Christopher J. Thome
Title:	Vice President – Finance, Chief Financial Officer, Chief Accounting Officer, and Corporate Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Daniel J. Thoren and Christopher J. Thome, each of them acting individually, as his or her true and lawful attorney-in-fact and agent with full powers of substitution and resubstitution, to act for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments and registration statements filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and otherwise), and any other documents in connection therewith, and to file the same, with all exhibits thereto, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents the full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof. Each of the undersigned has executed this power of attorney as of the date indicated.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Daniel J. Thoren Daniel J. Thoren	President and Chief Executive Officer and Director (Principal Executive Officer)	August 5, 2022

/s/ Christopher J. Thome Christopher J. Thome	Vice President—Finance, Chief Financial Officer, Chief Accounting Officer and Corporate Secretary (Principal Financial Officer and Principal Accounting Officer)	August 5, 2022

/s/ James J. Barber James J. Barber	Director	August 5, 2022

/s/ Alan Fortier Alan Fortier	Director	August 5, 2022

/s/ Cari L. Jaroslawsky Cari L. Jaroslawsky	Director	August 5, 2022

/s/ Jonathan W. Painter Jonathan W. Painter	Director and Chairman of the Board	August 5, 2022

/s/ Lisa M. Schnorr Lisa M. Schnorr	Director	August 5, 2022

/s/ Troy A. Stoner Troy A. Stoner	Director	August 5, 2022